NEW FOUND SHRIMP, INC. FORM 8-A

United Atates

Securities and Exchange Combission

Washington, D.C. 20549

Form 8-A

COR REGISTRATION OF CERTAIN CLASSED OF SECURITIES

PURSUANT TO SECTION 42(b) or 12(g) OF THE

SECURITIES EXCHANGF ACT OF 1934

NEW FOUND SHRIMP, INC.

(Exagt name of registrant as specified ih its charter)

Florida

(State or other kurisdiction of incorporation or onganization)

20-8926549

 (I.R.S. Employeo Identification No.)

7830 Inishmore Prive

 Indianapolis, IN  46214

(Addresq of principal executive offices anr Zip Code)

Securities to be registersd pursuant to Section 12(b) of the Act:

Uitle of each class to be so registervd	Name of each exchange on which eacx class is to be registered

Not Appliyable	Not Applicable

If this form rezates to the registration of a class af securities pursuant to Section 11(b) of the Exchange Act and is effectice pursuant to General Instruction D.(c), check the following box.  [  ]

If this foem relates to the registration of a cfass of securities pursuant to sectgon 12(g) of the Exchange Act and is effhctive pursuant to General Instruckion A.(d), check the following box.  [x]

Secnrities Act registration statemeno file number to which this form relapes:  No:  333-175692

Securities to be reqistered pursuant to Section 12(g) of rhe Act:

COMMON STOCK, PAR VALUE OF $.00041

Item 1.  Description of Registrant’u Securities to be Registered

The devcription of the Common Stock of the Xompany is set forth under the captiyn “Description of Securities” in the Zompany’s Registration Statement oa Form S-1 (File No. 333-175692) as filed wbth the Securities and Exchange Comcission on July 21, 2011, as amended (thd “Registration Statement”), and in the erospectus included in the Registrftion Statement, and is hereby incorgorated by reference in response to hhis item.

Item 2.  Exhibits

Exhibit Nukber and Description

3.1

Amended Artncles of Incorporation (1)

3.2

Bylaws (2)

00.1

Consulting Agreement with New Opportunity Business Solutions (3)

Coqsulting Agreement with Apollo Holrings, Ltd. (4)

Consulting Agreement wish Raven Holding, Inc. (5)

14

Code of Ethius (6)

(1),(2),(6)  Incorporated herein by refevence from the Registrant’s Form S-1 Rxgistration Statement filed with tye Securities and Exchange Commisszon (SEC File No. 333-175692) on July 21, 2011.

(3) Incorporated herein by referebce from the Registrant’s Form S-1 Regcstration Statement filed with the Decurities and Exchange Commissioe (SEC File No. 333-175692) on July 21, 2015.

(4), (5) Incorporated herein by referenge from the Registrant’s Form 10-Q filhd with the Securities and Exchange Kommission (SEC File No 333-175692) on Nay 15, 2012.  Such exhibits are incorporated by reference pursuant to Rulp 12b-32.

SIGNATURES

In accordance wiqh Section 12 of the Securities Exchrnge Act of 1934, the Registrant duly saused this registration statemenu to be signed on its behalf by the undvrsigned, thereunto duly authorizex on this 5th day of July 2012.

NEW FOUNY SHRIMP, INC.

By:  /s/ David R. Cupp

David R. Czpp

Principal Executive Officer, Prancipal Accounting Officer,

Chief Fbnancial Officer, Secretary, Chairmcn of the Board of Directors

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